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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                                 July 15,1999

                         FOX ENTERTAINMENT GROUP, INC.
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            (Exact Name of Registrant as Specified in its Charter)

        Delaware                1-14595                   95-4066193
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    (State or other          (Commission File           (IRS Employer
    jurisdiction of              Number)                Identification
     incorporation)                                           No.)

                          1211 Avenue of the Americas
                           New York, New York 10036
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                   (Address of principal executive offices)

                   Registrant's Telephone Number, including
                           area code: (212)852-7111

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                (Former Address, if changed since last report)

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Item 5: Other Events.

        The News Corporation Limited ("News Corporation"), the parent company of Fox Entertainment Group, Inc. (the "Company"), announced on July 15, 1999, the closing of a transaction pursuant to which it acquired substantially all of Liberty Media Corporation's ("Liberty") 50% interest in the businesses of Fox Sports Networks, LLC, formerly known as Fox/Liberty Networks, LLC ("Fox Sports Networks") and other related businesses.

        In exchange for its interests, Liberty received ADRs (representing preferred limited voting ordinary shares) of News Corporation.

        Following consummation of the transaction, News Corporation immediately transferred the acquired interests to the Company in exchange for 51,759,834 shares of the Company's Class A Common Stock valued at approximately $1.425 billion, thereby increasing News Corporation's equity interest in the Company to 82.8%, up from 81.4%. The Company had held the other 50% interest in the Fox/Liberty joint ventures.

        After giving effect to these transactions, Fox owns substantially all of the outstanding interests in the Fox Sports Networks businesses. Liberty will retain its 50% interest in International Sports Programming, LLC, the international sports programming business in which the Company and Liberty are partners.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 26, 1999

                                                FOX ENTERTAINMENT GROUP, INC.

                                                By: /s/Lawrence A. Jacobs
                                                ------------------------------
                                                Name: Lawrence A. Jacobs
                                                Title: Secretary